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Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-123088) and related Prospectus of Innovo Group Inc. for the registration of 1,062,378 shares of its common stock and to the incorporation by reference therein of our report dated February 11, 2005, with respect to the consolidated financial statements and schedule of Innovo Group Inc. included in its Annual Report (Form 10-K) for the year ended November 27, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP
Los Angeles, California April 28, 2005

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  Exhibit 23.2
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm